Exhibit 15.12

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

l, Paul Grant Obermeyer — Principal Geology, an employee of VBKOM (Pty) Ltd, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2021 (the "2021 20-F"):

a) certify that I have supervised and validated the preparation of the Mineral Resource estimate for the Vanderbijl Pit of Thabazimbi Iron Ore Mine;

b) consent to the use of and references to my name, including my status as an expert or "Qualified Person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and the Mineral Resource estimate for the Vanderbijl Pit of Thabazimbi Iron Ore Mine; and

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, the Mineral Resource estimate for the Vanderbijl Pit of Thabazimbi Iron Ore Mine. I certify that I have read the 2021 20-F and that it fairly and accurately represents the Mineral Resources for the Vanderbijl Pit of Thabazimbi Iron Ore Mine for which I am responsible.

Dated: 9th February 2022

/s/ Paul Grant Obermeyer
Paul Grant Obermeyer
BSc(Hons) Geology; MSc Geology
Registered Professional Natural Scientist 2006. Reg, No. 400114/06

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